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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in Registration Statement No. 33-30260 on Form S-8, in Registration Statement No. 33-37485 on Form S-8, in Registration Statement No. 33-45356 on Form S-8, in Registration Statement No. 33-54701 on Form S-8, in Registration Statement No. 33-61943 on Form S-3 and in Registration Statement No. 333-12727 on Form S-3 of The Charles Schwab Corporation of our reports dated February 21, 1997 appearing in and incorporated by reference in this Annual Report on Form 10-K of The Charles Schwab Corporation for the year ended December 31, 1996.




DELOITTE & TOUCHE LLP
San Francisco, California
March 28, 1997